EXHIBIT 23.2


               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 1994 appearing on page 16 of Excel Industries, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1993.


/s/ Price Waterhouse
Price Waterhouse
South Bend, Indiana
May 5, 1994